UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2011 (March 24, 2011)

GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	0-22462 (Commission File Number)	16-1445150 (IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-10.2
EX-10.3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Execution of New Change in Control Agreements
On March 24, 2011, the Company entered into new Change in Control Agreements with its Chief Executive Officer, Brian J. Lipke (the “Chief Executive Officer”), and its Chief Operating Officer, Henning N. Kornbrekke (the “Chief Operating Officer”). Among other things, these new Change in Control Agreements eliminate the “single trigger” payment provisions of their previous change in control agreements, and replace those provisions with “double trigger” payment provisions.
Under these double-trigger payment provisions Messrs. Lipke and Kornbrekke will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of the Company (as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. Copies of the new Change in Control Agreements are respectively attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by this reference.
Surrender of Restricted Stock Units
On March 24, 2011, the Company’s Chairman and Chief Executive Officer, Brian J. Lipke, voluntarily, irrevocably and unconditionally surrendered and released his rights to restricted stock units entitling him to issuance of 52,686 shares of our Common Stock. A copy of Mr. Lipke’s letter to the Board of Directors is attached as Exhibit 10.3 hereto and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits
     (a)-(c) Not Applicable
     (d) Exhibits:

Exhibit No.	Description
10.1	Change in Control Agreement with Brian J. Lipke dated March 24, 2011
10.2	Change in Control Agreement with Henning N. Kornbrekke dated March 24, 2011
10.3	Letter from Brian J. Lipke dated March 24, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: March 25, 2011	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President and Chief Financial Officer